EXHIBIT 99.1

Liquidity Services, Inc. To Develop and Implement New Inventory Assurance Procedures
under its Surplus Contract with the DoD

WASHINGTON – September 13, 2006 – Liquidity Services, Inc. (LSI), a leading online auction marketplace for wholesale, surplus and salvage assets, today announced its joint effort with the U.S. Department of Defense (DoD) to strengthen inventory assurance and control procedures related to the sale of DoD surplus property.  The joint initiative expands LSI’s scope of work under its Commercial Venture II (CV-II) contract (the Surplus Contract) with the Defense Reutilization and Marketing Service (DRMS) and leverages LSI’s technology and surplus property domain expertise.  Through a modification to LSI’s existing Surplus Contract with the DoD, LSI will assist the DRMS in establishing new centralized controlled property centers (CPC’s) in the U.S.  LSI will support DRMS through the development and implementation of customized inventory inspection and tracking procedures designed to mitigate risks related to the sale of surplus DoD property to the public.

Effective December 1, 2006, LSI will process selected DoD surplus property, including Batch Box items, through the CPC’s and provide DRMS with additional information following the breakdown and inspection of these items. LSI will support DRMS in checking all incoming inventory against a DoD Controlled Property Restricted List and partner with DRMS in the mission to prevent restricted property items from being offered for sale to the public.

The modification of the Surplus Contract provides LSI with new operational performance incentives and disincentives that are tied to inventory assurance and are measured retroactively at the end of designated performance periods.

The modification to the Surplus Contract was filed today with the SEC as an exhibit to a Form 8-K. The terms of the modification, which are effective immediately, are described in the exhibit. All other principal terms of the original contract remain in effect.

LSI believes the marginal benefits (excluding potential incentives) and costs of the modified Surplus Contract will offset one another, resulting in no change to its fiscal year 2007 guidance at this time. LSI expects to provide updated fiscal year 2007 guidance as part of its September 30, 2006 quarterly earnings release.

About Liquidity Services, Inc. (LQDT)

Liquidity Services, Inc. (NASDAQ:LQDT) and its subsidiaries enable corporations and government agencies to market and sell surplus assets and wholesale goods quickly and conveniently using online auction marketplaces and value-added services. The company is based in Washington, D.C. and has 350 employees. Additional information can be found at: www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits of the new joint initiative under LSI’s Surplus Contract. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “expects,” or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30,

2006, including, but not limited to, those set forth in Part II, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

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Media Contact
James Williams, 202-558-6279
james.williams@liquidityservicesinc.com